UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 10, 2016
___________________________________________
THE GOLDFIELD CORPORATION
(Exact name of registrant as specified in its charter)
 ___________________________________________

Delaware	1-7525	88-0031580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1684 West Hibiscus Blvd. Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (321) 724-1700
 ___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 10, 2016, the Board of Directors (the “Board”) of The Goldfield Corporation (“Goldfield” or the “Company”) and the Benefits and Compensation Committee of the Board (the “Committee”) approved the actions set forth below with regard to compensation earned for 2015 performance and compensation eligible to be earned for 2016 performance by John H. Sottile, Chairman, President and Chief Executive Officer of Goldfield and Stephen R. Wherry, Senior Vice President, Treasurer and Chief Financial Officer of Goldfield. On March 13, 2016, the Committee approved the actions set forth below with regard to compensation earned for 2015 performance and compensation eligible to be earned for 2016 performance by John W. Davis III, President of Power Corporation of America, Goldfield’s electrical construction subsidiary (“PCA”). Messrs. Sottile, Wherry and Davis were executive officers named in the Summary Compensation Table of Goldfield’s 2015 Proxy Statement and are expected to be named in the Summary Compensation Table of Goldfield’s 2016 Proxy Statement (collectively, the “NEOs”).
Annual Incentive Compensation Payments Earned in 2015.
On March 10, 2016, the Board approved the actions of the Committee set forth below with regard to bonus awards to Messrs. Sottile and Wherry for their performance in 2015. On March 13, 2016, the Committee approved the actions set forth below with regard to bonus awards to Mr. Davis for his performance in 2015.
The NEOs earned bonus awards pursuant to bonus opportunities granted to them under The Goldfield Corporation Performance-Based Bonus Plan (the “2002 Plan”) in March 2015. Mr. Sottile and Mr. Wherry were awarded and have been paid bonuses for 2015 of $483,704 and $263,905, respectively. Mr. Davis has been paid $390,329, based upon the 2015 results for PCA.
The terms of the NEOs’ 2015 bonus opportunities, including the performance goals and the amounts payable under these opportunities, are described in the Company’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on March 16, 2015, which description is incorporated herein by reference.
Annual Incentive Compensation Eligible to be Earned in 2016.
On March 10, 2016, the Company amended and restated the 2002 Plan by adopting The Goldfield Corporation Amended and Restated Performance-Based Bonus Plan effective January 1, 2016 (the “2016 Plan”). While the effectiveness of the 2016 Plan is not conditioned on stockholder approval, the Company will submit the 2016 Plan for stockholder approval to satisfy the requirements of Section 162(m) of the United States Internal Revenue Code of 1986 at the annual meeting of stockholders on June 2, 2016. The 2016 Plan amends the 2002 Plan to, among other things, (i) provide that bonus awards under the 2016 Plan are intended to qualify as performance-based compensation deductible by the Company under the qualified performance-based compensation exception to Section 162(m) of the United States Internal Revenue Code of 1986, (ii) provide that a committee of at least two outside directors will administer the 2016 Plan (subject to certain exceptions), (iii) specify the duties of the committee and (iv) specify certain parameters applicable to bonus awards.
On March 10, 2016, the Committee approved bonus opportunities for Messrs. Sottile and Wherry for 2016 in accordance with the provisions of the 2016 Plan. Mr. Sottile and Mr. Wherry will each have the opportunity to earn a bonus award up to a maximum of 150% of his base salary, and his bonus will be based entirely upon the increase in Goldfield’s net income in 2016. On March 13, 2016, the Committee approved bonus opportunities for Mr. Davis for 2016 in accordance with the provisions of the 2016 Plan.

Mr. Davis will have the opportunity to earn a bonus award, which will be calculated as 2.0% of the pre-tax earnings of PCA, subject to adjustment for certain specified items, and will not be dependent upon any other factors.
2016    Base Salary
On March 10, 2016, the Committee recommended to the Board, and the Board approved, an increase in the base salary for John H. Sottile, Chairman, President and Chief Executive Officer of Goldfield. Mr. Sottile’s base salary will be increased from $516,296 to $540,000, effective January 1, 2016. Mr. Sottile’s base salary will be subject to any Consumer Price Index increase effective January 1, 2017.
On March 13, 2016, the Committee approved an increase in the base salary for Mr. Davis. Mr. Davis’ base salary will be increased from $187,500 to $237,500, effective January 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 16, 2016

THE GOLDFIELD CORPORATION

By:	/s/ Stephen R. Wherry
Stephen R. Wherry
Senior Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer),
Treasurer and Assistant Secretary

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